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                                                                      EXHIBIT 21

                 SUBSIDIARIES OF DREYER'S GRAND ICE CREAM, INC.

                          NAME                            JURISDICTION
                          ----                            ------------
  Edy's Grand Ice Cream.................................  California
 *Edy's of Illinois, Inc................................  Illinois
  Dreyer's International, Inc...........................  U.S. Virgin
                                                          Islands
  Grand Soft Capital Company............................  California
  Grand Soft Equipment Company..........................  Kentucky
  (formerly Polar Express Systems International, Inc.)
  Portofino Company.....................................  California
  M-K-D Distributors, Inc...............................  Texas
**Snelgrove Ice Cream, Inc..............................  Utah

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*  Subsidiary of Edy's Grand Ice Cream

** Subsidiary of M-K-D Distributors, Inc.